Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated September 18, 2024, relating to the consolidated financial statements of The Marygold Companies, Inc. (the “Company”), which appears in the Company’s Annual Report on Form 10-K for the year ended June 30, 2024. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ BPM LLP

San Francisco, California

December 18, 2024